Weinberg & Company, P.A.
------------------------
Certified Public Accountants

                                 April 23, 2002






Securities and Exchnage Commission
450 Fifth Street, NW
Washington, DC 20549

Dear Sir/Madam:

I have read Item 4(a) included in the Form 8-K dated April 23, 2002 of Black Diamond Industries, Inc. filed with the Securities and Exchange Commission, and are in agreement with the statements contained herein.


                                        Very truly yours,

                                        /s/ Weinberg & Company, P.A.

                                        WEINBERG & COMPANY, P.A.
                                        Certified Public Accountant


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